CONTRACT DATA PAGE



ANNUITY INFORMATION                OWNER INFORMATION

Annuity Contract Number: 1234567
Effective Date:     March 1, 1996
Status of Annuity:  Non-Qualified
Initial Contribution:    $5,000
Payment Commencement Date:  March 1, 2006
Owner:                       JOHN C. DOE
Date of Birth:              April 1, 1944
Tax ID Number:          111-11-1111
Joint Owner:            JANE B. DOE
Date of Birth:            November 12, 1948
Tax ID Number:        ###-##-####

ANNUITANT INFORMATION

Annuitant:                             JOHN C. DOE
Date of Birth:      March 22, 1942
Tax ID Number:      ###-##-####
Contingent Annuitant:    DAVID J. DOE
Date of Birth:      June 6, 1964
Tax ID Number:      ###-##-####


CONTRACT INFORMATION

This Contract Data Page, together with the Initial Premium Allocation Confirmation, reflects the information with which your annuity Contract has been set up as of the Effective Date. If you wish to change or correct any information on this page, please call the Schwab Annuity Service Center immediately at 1-800-838-0650.

 GUARANTEED INTEREST RATE:        [3%]

 CHARGES:  Charges at the time we issued this Contract are shown below.
     Surrender Charge
               Years Completed     Percentage of Distribution
                    1              3%
                    2              2%
                    3              1%
                    4+             0%

 PAYMENT COMMENCEMENT DATE: The date on which annuity payments or periodic withdrawals will start. This Contract Data Page indicates the date that you selected, or if no date is specified, the latest date on which payments can start. (You may change the Payment Commencement Date prior to commencement of annuity payments, or it may be changed by the Beneficiary upon the death of an Owner.)


SERVICE CENTER:

Schwab Annuity Service Center
P.O. Box 7666
San Francisco, California  94188-7666
1-800-838-0650



BENEFICIARY INFORMATION


Beneficiary:                          Sally Smith
Date of Birth:      January 17, 1956
Tax ID Number:      ###-##-####











FLEXIBLE PREMIUM FIXED DEFERRED ANNUITY.
Contributions may be made until the Payment Commencement Date or until the death benefit is payable to a Beneficiary. The Owner is as shown on the Contract Data Page unless changed as provided for in this Contract. The Company will pay the Annuitant the first of a series of annuity payments on the annuity commencement date by applying the Annuity Account Value with a Market Value Adjustment, if applicable, of the Owner's Annuity Account according to the Payment Options Provisions. Subsequent payments will be paid on the same day of each frequency period according to the provisions of this Contract.
Non-Participating. Not eligible to share in the Company's divisible surplus.






































CORPORATE HEADQUARTERS - Englewood, Colorado


J424IND


Great-West Life & Annuity Insurance Company
A Stock Company
8515 East Orchard Road                Englewood, CO  80111





FLEXIBLE PREMIUM FIXED DEFERRED ANNUITY




PLEASE READ THIS ANNUITY CONTRACT CAREFULLY.


PAYMENTS AND VALUES BASED ON THE ANNUITY ACCOUNT VALUE MAY BE SUBJECT TO A MARKET VALUE ADJUSTMENT AND MAY RESULT IN POSITIVE AND NEGATIVE ADJUSTMENTS TO AMOUNTS PAYABLE DUE TO SURRENDERS AND TRANSFERS, AMOUNTS APPLIED TO PURCHASE AN ANNUITY, AND DISTRIBUTIONS RESULTING FROM DEATH OF AN OWNER OR THE ANNUITANT. A NEGATIVE ADJUSTMENT MAY RESULT IN AN EFFECTIVE RATE LOWER THAN THE GUARANTEED INTEREST RATE BEING CREDITED AND THE ANNUITY ACCOUNT VALUE BEING LESS THAN THE CONTRIBUTIONS.

A 10% FEDERAL TAX PENALTY MAY APPLY IF A SURRENDER, WITHDRAWAL, OR DISTRIBUTION IS TAKEN PRIOR TO THE TAXPAYER'S ATTAINMENT OF AGE 59 1/2.

FREE LOOK PERIOD
10 DAY RIGHT TO EXAMINE CONTRACT. IF NOT SATISFIED WITH THE CONTRACT, RETURN IT TO THE COMPANY OR THE SCHWAB ANNUITY SERVICE CENTER WITHIN 10 DAYS OF RECEIVING IT. THE CONTRACT WILL BE VOID FROM THE START, AND THE COMPANY WILL REFUND THE GREATER OF: 1) CONTRIBUTIONS RECEIVED; OR 2) THE ANNUITY ACCOUNT VALUE LESS SURRENDERS, WITHDRAWALS, AND DISTRIBUTIONS.

FLEXIBLE PREMIUM FIXED DEFERRED ANNUITY.
Contributions may be made until the Payment Commencement Date or until the death benefit is payable to a Beneficiary. The Owner is as shown on the Contract Data Page unless changed as provided for in this Contract. The Company will pay the Annuitant the first of a series of annuity payments on the annuity commencement date by applying the Annuity Account Value with a Market Value Adjustment, if applicable, of the Owner's Annuity Account according to the Payment Options Provisions. Subsequent payments will be paid on the same day of each frequency period according to the provisions of this Contract.
Non-Participating. Not eligible to share in the Company's divisible surplus.


Signed for Great-West Life & Annuity Insurance Company on the issuance of this Contract.


D.C. Lennox,   W.T. McCallum,
Secretary President and Chief Executive Officer


J424IND   (96)

Table of Contents

Use this Table of Contents to locate specific topics in this annuity Contract.


     DEFINITIONS    3


     GENERAL PROVISIONS
          Entire Contract     5
          Contract Modification    5
          Non-Participating   5
          Misstatement of Age 5
          Reports   5
          Notice and Proof    5
          Tax Consequences of Payments  6
          Currency  6


     OWNERSHIP PROVISIONS
          Rights of Owner     6
          Beneficiary    6
          Designation of Beneficiary    6
          Change of Beneficiary    6
          Death of Beneficiary     6
          Successive Beneficiaries 7
          Annuitant 7
          Contingent Annuitant     7
          Change of Ownership 7
          Collateral Assignment    7


     CONTRIBUTIONS PROVISIONS
          Effective Date 7
          Contributions  7
          Allocation of Contributions   8


     ANNUITY ACCOUNT VALUE AND MARKET VALUE ADJUSTMENT PROVISIONS
          Guarantee Period Fund    8
          Value of Guarantee Period     8
          Allocation at Guarantee Period Maturity Date 8
          Breaking a Guarantee Period   9
          Market Value Adjustment  9

     TRANSFER PROVISIONS
          Transfers 10

     DEATH BENEFIT PROVISIONS
          Payment of Death Benefit 10
          Distribution Rules  10
          Compliance with Code Section 72(s) 11

Table of Contents (continued)

Use this Table of Contents to locate specific topics in this annuity Contract.


     SURRENDERS AND PARTIAL WITHDRAWALS
          Surrender Benefit   12
          Surrender Value     12
          Partial Withdrawals 12
          Postponement   12


     SURRENDER CHARGE
          Surrender Charge    12
          Surrender Charge Amount  12


     PAYMENT OPTIONS
          How to Elect   13
          Selection of Payment Options  13
          Fixed Annuity Payment Options 13
          Periodic Withdrawal Option    14
          How to Elect Periodic Withdrawals  14
          Periodic Withdrawal Options Available   14



Definitions

Accumulation Period - the period between the Effective Date and the Payment Commencement Date.

Annuitant - the person named in the application and in the Contract Data Page upon whose life the payment of an annuity is based and who will receive annuity payments. If a Contingent Annuitant is named, then the Annuitant will be considered the Primary Annuitant.

Annuity Account - an account that reflects the total value of the Owner's Fixed Sub-Accounts.

Annuity Account Value - the sum of the values of the Fixed
Sub-Accounts credited to the Owner under the Annuity Account.

Annuity Payment Period - the period beginning on the Payment
Commencement Date and continuing until all annuity payments have been made under this Contract.

Automatic Contribution Plan - a plan provided to the Owner to allow for automatic payment of Contributions. The Contribution amount will be withdrawn from a pre-authorized account and automatically credited to the Annuity Account.

Beneficiary - the person(s) designated by the Owner to receive death proceeds which may become payable upon the death of an Owner or the Annuitant. If the surviving spouse of an Owner is the surviving Joint Owner, the surviving spouse will be deemed to be the Beneficiary upon such Owner's death and may take the death benefit or elect to continue this Contract in force. The Beneficiary is shown on the Contract Data Page unless later changed by the Owner.

Company - Great-West Life & Annuity Insurance Company, the underwriter for this annuity, located at 8515 East Orchard Road, Englewood, Colorado 80111.

Contingent Annuitant - the person named in the application who will become the Annuitant upon the death of the Primary Annuitant. The Contingent Annuitant is the person named in the Contract Data Page, unless later changed by Request while the Primary Annuitant is alive and before annuity payments have commenced.

Contract - the document issued to the Owner which specifies the rights and obligations of the Owner.

Contributions - purchase amounts received and allocated to the Fixed Sub-Account(s) prior to any Premium Tax or other deductions.

Effective Date - the date on which the first Contribution is credited to the Annuity Account.

Fixed Sub-Accounts - the sub-division(s) of the Annuity Account described in the Contract and in the attached Fixed Sub-Account
Riders, if any.

Guarantee Period - one of the terms of the Guarantee Period Fund available under this Contract. The Company will specify the Guarantee Period terms that are available and the predetermined rate of interest that will apply to each of the Guarantee Period terms. This rate of interest will be equal to the annual effective rate in effect at the time the Contribution is made and as reflected in written confirmation of the Contribution. The Company may stop offering any term at any time for new Contributions. Amounts allocated to one or more Guarantee Periods may be subject to a Market Value Adjustment.

Guarantee Period Fund - A type of Fixed Sub-Account.

Guarantee Period Maturity Date - the last day of any Guarantee
Period.

Guaranteed Interest Rate - the minimum interest rate applicable to each Fixed Sub-Account in effect at the time the Contribution is made. This is the minimum interest rate allowed by law and is subject to change in accordance with changes in applicable law.

Individual Retirement Annuity (IRA) - an annuity Contract used for a retirement savings program that is intended to satisfy the requirements of Section 408 of the Internal Revenue Code of 1986, as amended.

Market Value Adjustment - an adjustment which may be made to amounts paid out before the Guarantee Period Maturity Date due to surrenders, partial withdrawals, Transfers, amounts applied to a periodic withdrawal or to purchase an annuity, and distributions resulting from the death of an Owner or the Annuitant, as applicable. The Market Value Adjustment may increase or decrease the amount payable on one of the above described distributions. A negative adjustment may result in an effective interest rate lower than the Guaranteed Interest Rate applicable to your Contract and the value of the Contribution(s) allocated to the Guarantee Period being less than the Contribution(s) made.

Definitions (continued)

Non-qualified Annuity Contract - an annuity Contract which is not intended to be a part of a qualified retirement plan and is not intended to satisfy the requirements of Section 408 of the Internal Revenue Code of 1986, as amended.

Owner (Joint Owners) - the person or persons, named in the Contract Data Page. The Owner is entitled to exercise all rights and privileges under the Contract, while the Annuitant is living.
Joint Owners must be husband and wife as of the Effective Date.
The Annuitant will be the Owner unless otherwise indicated in the application. If a Contract is purchased as an Individual Retirement Annuity under Section 408 of the Code, the Annuitant must be the sole Owner; no Joint Owner may be named.

Payment Commencement Date - the date on which annuity payments or periodic withdrawals commence under a payment option. The Payment Commencement Date must be at least one year after this Contract's Effective Date. If a Payment Commencement Date is not shown on the Contract Data Page, annuity payments will begin on the first day of the month of the Annuitant's 91st birthday. The Payment Commencement Date may be changed by the Owner prior to commencement of annuity payments or it may be changed by the Beneficiary upon the death of an Owner. If this is an IRA Contract, payments which satisfy the minimum distribution requirements of the Code must begin no later than the Owner/Annuitant's attainment of age 70 1/2.

Premium Tax - the amount of tax, if any, charged by a state or other governmental authority.

Request - any instruction in a form, written, telephoned or computerized, satisfactory to the Company and received at the Schwab Annuity Service Center (or other annuity service center subsequently named) from the Owner or the Owner's designee (as specified in a form acceptable to the Company) or the Beneficiary, (as applicable) as required by any provision of this Contract or as required by the Company. The Request is subject to any action taken or payment made by the Company before it was processed.

Schwab Annuity Service Center - Post Office Box 7666, San
Francisco, California 94188-7666. The toll-free telephone number is 1-800-838-0650.

Simplified Employee Pension (SEP) - an Individual Retirement Annuity (IRA) which may accept Contributions from one or more employers under a retirement savings program intended to satisfy the requirements of Section 408(k) of the Internal Revenue Code of 1986, as amended.

Surrender Charge - will be equal to a percentage of the amount surrendered based on the table shown in the Surrender Charge Amount provision.

Surrender Value - will be equal to:
(a) Annuity Account Value with a Market Value Adjustment, if applicable, on the effective date of the surrender; less
(b)  a Surrender Charge, if applicable, less
(c)  Premium Tax, if any.

Transaction Date - the date on which any Contribution or Request from the Owner will be processed by the Company at the Schwab Annuity Service Center. Contributions and Requests received after 4:00 p.m. EST/EDT will be deemed to have been received on the next business day. Requests will be processed on each date that the New York Stock Exchange is open for trading.

Transfer - the moving of money from one sub-account to one or more sub-account(s).



General Provisions

What is your agreement with us?
ENTIRE CONTRACT
This Contract, Contract Data Page, tables, riders and amendments, if any, form the Entire Contract between the Owner and the Company. This Entire Contract supersedes all prior representations, statements, warranties, promises and agreements of any kind, whether oral or written, relating to the subject matter of this Contract. All statements in the application, made by an Owner or the Annuitant, in the absence of fraud, will be considered representations and not warranties.

How can this Contract be modified?
CONTRACT MODIFICATION
This Contract may be modified only by written agreement between the Company and the Owner, except that upon 30 days notice to the Owner, the Company may at any time and without the consent of the Owner or any other person, modify this Contract as needed to conform to changes in tax or other law. Such modifications will become part of this Contract.

If this Contract is purchased as an IRA, the Company reserves the right to modify this Contract to the extent necessary to qualify it as an Individual Retirement Annuity as described in Section 408 of the Internal Revenue Code of 1986, as amended, and all related sections and regulations which are in effect during the term of this Contract.

The Company may terminate certain Fixed Sub-Accounts. In that event, the Owner, by Request, may change the allocation of the Contributions and maturing Guarantee Periods. If no Request is made by the date the sub-account is terminated, future Contributions and maturing Guarantee Periods will be allocated to the closest shorter term. Any modification will not affect the terms of any unmatured Guarantee Period or other Fixed Sub-Account, except as may be described in the attached Fixed Sub-Account riders, if any.

The Company may cease offering existing fixed annuity payment options.

ONLY THE PRESIDENT, A VICE-PRESIDENT, OR THE SECRETARY OF THE
COMPANY CAN MODIFY OR WAIVE ANY PROVISION OF THIS CONTRACT.

NON-PARTICIPATING
This Contract is non-participating. It is not eligible to share in the Company's divisible surplus.

What if the Annuitant's  age is misstated?
MISSTATEMENT OF AGE
If the age of the Annuitant has been misstated, the annuity payments established will be made on the basis of the correct age. If payments were too large because of misstatement, the difference with interest may be deducted by the Company from the next payment or payments. If payments were too small, the difference with interest may be added by the Company to the next payment. This interest is at an annual effective rate which will not be less than the Guaranteed Interest Rate.

How will the Contract values be reported?
REPORTS
The Company will furnish the Owner, at least annually, a statement of the Annuity Account Value and the Surrender Value. The Company will furnish the Owner copies of any other notices, reports or documents required by law.

What are the notice and proof requirements?
NOTICE AND PROOF
Any notice or demand by the Company to or upon the Owner, or any other person may be given by mailing it to that person's last known address as stated in the Company's file. In the event of the death of an Owner or the Annuitant, the Company will require proof of death.

Any application, report, Request, election, direction, notice or demand by the Owner, or any other person, must be made in a form satisfactory to the Company.

General Provisions (continued)

What are the tax consequences?
TAX CONSEQUENCES OF PAYMENTS
The Owner or Beneficiary, as the case may be, must determine the timing and amount of any benefit payable. Payments elected by the Owner in the form of periodic withdrawals, surrenders or partial withdrawals will be tax reported to the Owner. Annuity payments are payable to the Annuitant and will be tax reported to the Annuitant. Payments made to a Beneficiary will be tax reported to the Beneficiary.

It is recommended that a competent tax adviser be consulted prior to obtaining any distribution from, or changing the ownership of, this Contract. A 10% federal tax penalty may apply if a surrender, withdrawal, or distribution is taken prior to the taxpayer's attainment of age 59 1/2.

Nothing contained herein will be construed to be tax or legal advice. The Company assumes any responsibility or liability for any damages or costs, including but not limited to taxes, penalties, interest or attorney's fees incurred by the Owner, the Annuitant, the Beneficiary, or any other person arising out of any such determination.

CURRENCY
All Contributions and all transactions will be in the currency of the United States of America.









Ownership Provisions

What are the Owner's rights?
RIGHTS OF OWNER
While the Annuitant is living, the Owner has the sole and absolute power to exercise all rights and privileges in this Contract. Upon the death of an Owner or the Annuitant, the Death Benefit
Provisions section will apply.

How is the Beneficiary determined?
BENEFICIARY
The Owner may, while the Annuitant is living, designate or change a Beneficiary by Request from time to time as provided below. If an Owner dies and the surviving Joint Owner is the surviving spouse of the deceased Owner, such surviving spouse will become the Beneficiary and may take the death benefit or elect to continue this Contract in force.

DESIGNATION OF BENEFICIARY
Unless changed as provided below, or as otherwise required by law, the Beneficiary will be as shown on the Contract Data Page. Unless otherwise indicated, if more than one Beneficiary is designated, then each such Beneficiary so designated will share equally in any benefits and or rights granted by the Contract to such Beneficiary or allowed by the Company. If the Beneficiary is a partnership, any benefits will be paid to the partnership as it existed at the time of an Owner's or the Annuitant's death. The Company may rely on an affidavit by any responsible person to identify a Beneficiary or verify the non-existence of a Beneficiary not identified by name.

CHANGE OF BENEFICIARY
The Owner may, while the Annuitant is living, change the Beneficiary by Request. The Company shall not be bound by any change of Beneficiary unless it is made in writing and recorded at the Schwab Annuity Service Center. A change of Beneficiary will take effect as of the date the Request is processed at the Schwab Annuity Service Center, unless a certain date is specified by the Owner.

If an Owner dies before the date the Request was processed, the change will take effect as of the date of the Request, unless the Company has already made a payment or has otherwise taken action on a designation or change before receipt or processing of such Request. A Beneficiary designated irrevocably may not be changed without the written consent of that Beneficiary, except to the extent required by law.

DEATH OF BENEFICIARY
The interest of any Beneficiary who dies before an Owner or the Annuitant will terminate at the death of such Beneficiary. The interest of any Beneficiary who dies at the time of, or within 30 days after, the death of an Owner or the Annuitant will also terminate if no benefits have been paid to such Beneficiary, unless the Owner has indicated otherwise by Request. The benefits will then be paid as though the Beneficiary had died before the deceased Owner or Annuitant.

Ownership Provisions (continued)

SUCCESSIVE BENEFICIARIES
If an Owner dies, and the surviving Joint Owner is the surviving spouse of the deceased Owner, the surviving spouse will become the Beneficiary and may take the death benefit or elect to continue this Contract in force. If there is no surviving Joint Owner, and no named Beneficiary is alive at the time of an Owner's death, any benefits payable will be paid to the Owner's estate.

ANNUITANT
While the Annuitant is living and at least 30 days prior to the annuity commencement date, the Owner may, by Request, change the Annuitant. A change of Annuitant will take effect as of the date the Request is processed at the Schwab Annuity Service Center.

How is the Contingent Annuitant determined?
CONTINGENT ANNUITANT
While the Annuitant is alive, the Owner may, by Request, designate or change a Contingent Annuitant from time to time. A change of Contingent Annuitant will take effect as of the date the Request is processed at the Schwab Annuity Service Center, unless a certain date is specified by the Owner.

Can the ownership of this Contract be changed?
CHANGE OF OWNERSHIP
If this is an IRA Contract, the Owner's right to change the ownership is restricted. An IRA Contract may not be sold, assigned, transferred, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than as may be required or permitted under Section 408 of the Internal Revenue Code of 1986, or under any other applicable section of the Code, as amended.

If this is a non-qualified Contract, the Owner may change the ownership while the Annuitant is living. Any change of ownership must be made by Request on a form satisfactory to the Company. The change will take effect as of the date the Request is processed at the Schwab Annuity Service Center, unless a certain date is specified by the Owner, and is subject to any action taken or payment made by the Company before it was processed.

Can this Contract be assigned?
COLLATERAL ASSIGNMENT
If this is an IRA Contract, the Owner may not assign this Contract as collateral.

If this is a non-qualified Contract, the Owner can assign this Contract as collateral while the Annuitant is living. The interest of the assignee has priority over the interest of the Owner and the interest of any Beneficiary. Any amounts payable to the assignee will be paid in a single sum.

A copy of any assignment must be submitted to the Company at the Schwab Annuity Service Center. Any assignment is subject to any action taken or payment made by the Company before the assignment was processed. The Company is not responsible for the validity of any assignment. An assignment, pledge or agreement to assign or pledge any portion of the Annuity Account Value generally will be treated as a distribution. It is recommended that a competent tax adviser be consulted prior to making such a change to this Contract.





Contributions Provisions

What is the Effective Date?
EFFECTIVE DATE
The Effective Date, shown on the Contract Data Page, is the date the initial Contribution is credited to the Annuity Account.

How may Contributions be made?
CONTRIBUTIONS
Contributions should be payable to Great-West Life & Annuity Insurance Company (the Company) at the Schwab Annuity Service Center at any time during the Accumulation Period. All Contributions must be paid in a form acceptable to the Company, during the lifetime of the Annuitant and before the Payment Commencement Date. Coverage will begin on the Effective Date.
At any time after the Effective Date, the Owner may make additional Contributions. The minimum amount accepted after the initial Contribution is $500 except subsequent payments made via an Automatic Contribution Plan have a minimum of $100 per month. Total Contributions while this Contract is in force may exceed $1,000,000 with prior approval from the Company. The Company may modify these limitations.
Contributions Provisions (continued)

How are Contributions allocated?
ALLOCATION OF CONTRIBUTIONS
During the Free Look Period, all Contributions will be allocated to one or more of the Fixed Sub-Accounts as directed, effective upon the Transaction Date. Allocation will not be delayed until the end of the Free Look Period.

If the Contract is returned during the Free Look Period, it will be void from the start, and the Company will refund the greater of: 1) Contributions received; or 2) the Annuity Account Value less surrenders, withdrawals, and distributions.

After the Free Look Period, subsequent Contributions will be allocated in the Annuity Account as Requested by the Owner. If there are no accompanying instructions, then allocations will be made in accordance with standing instructions. Allocations will be effective upon the Transaction Date.


Annuity Account Value and Market Value Adjustment
Provisions

ANNUITY ACCOUNT PROVISIONS
How is the Annuity Account Value determined?
GUARANTEE PERIOD FUND
The Guarantee Period Fund is a type of Fixed Sub-Account. The Owner, by Request, may allocate all or a portion of a Contribution to any of the several Guarantee Periods then offered by the Company. The sum of the values of the Owner's Guarantee Periods is the value of the Owner's interest in the Guarantee Period Fund.

What is the value of each Guarantee Period?
VALUE OF GUARANTEE PERIOD
All Contributions allocated to a Guarantee Period will earn an annual effective rate of interest equal to the rate stated by the Company for the applicable Guarantee Period from the Transaction Date to the end of the Guarantee Period. The account will be credited daily with interest earned.

If the Owner does not break a Guarantee Period, the annual effective rate will be at least the Guaranteed Interest Rate. If the Owner breaks a Guarantee Period, a Market Value Adjustment may apply. A negative adjustment may result in an effective rate lower than the Guaranteed Interest Rate and the Annuity Account Value being less than the Contributions.

Each Guarantee Period has its own value, which is calculated as follows:
* the Owner's Contributions; less Premium Tax, if any, in that Guarantee Period; plus
* interest earned; less
* amounts Transferred, distributed, surrendered (in whole or in part), or applied to an annuitization option; less
* the Surrender Charge, if applicable; less
* periodic withdrawals.

ALLOCATION AT GUARANTEE PERIOD
MATURITY DATE
At any time prior to the Guarantee Period Maturity Date, the Owner may Request to allocate the maturity value of that Guarantee Period among any of the Fixed Sub-Accounts then offered by the Company under this Contract. The election is effective on its Guarantee Period Maturity Date.

If the election is not received at the Schwab Annuity Service Center prior to the Guarantee Period Maturity Date, the value of the matured Guarantee Period will be allocated to a new Guarantee Period with the same Guarantee Period as the matured Guarantee Period.

If the new Guarantee Period would mature later than the Payment
Commencement Date, the value will be allocated to the Guarantee
Period that matures closest to the Payment Commencement Date.

If the Company is not then offering the same Guarantee Period under the Contract, the value of the matured Guarantee Period will be allocated to a new Guarantee Period with the closest shorter
Guarantee Period then available.

If held to maturity, amounts from a matured Guarantee Period allocated to a new Guarantee Period or other Fixed Sub-Account will earn the annual effective rate applicable to that Guarantee Period or Fixed Sub-Account. This annual effective rate may differ from the annual effective rate applicable to the matured Guarantee Period.
Annuity Account Value and Market Value Adjustment
Provisions (continued)

What if the Guarantee Period is broken prior to maturity?
BREAKING A GUARANTEE PERIOD
Any Transfer, surrender (in whole or in part), distribution due to death, or the selection of an annuity option prior to the Guarantee Period Maturity Date will be known as breaking a Guarantee Period. When a Request to break a Guarantee Period is received, the Guarantee Period that is closest to the Guarantee Period Maturity Date will be broken first.

If a Guarantee Period is broken, a Market Value Adjustment may be assessed. The Market Value Adjustment may increase or decrease the value of the amount being Transferred or withdrawn from the Guarantee Period. The Market Value Adjustment is described below.

MARKET VALUE ADJUSTMENT
Distributions from the amounts allocated to a Guarantee Period due to a full surrender or partial withdrawal, Transfer, application of amounts to the Periodic Withdrawal Option or to purchase an annuity, or distributions resulting from the death of an Owner or the Annuitant prior to a Guarantee Period Maturity Date will be subject to a Market Value Adjustment ("MVA"). An MVA may increase or decrease the amount payable on one of the above described distributions.

The Amount Available for a full surrender or partial withdrawal is the Amount Requested plus the MVA less any applicable Surrender
Charge.
Amount Available = (Amount Requested + MVA) X
(1 - Surrender Charge Percentage of Distribution)

The Amount Available for a Transfer is the Amount Requested plus the MVA.
Amount Available = Amount Requested + MVA

The MVA is calculated by multiplying the amount Requested by the Market Value Adjustment Factor ("MVAF"). The formula used to determine the MVA is:
MVA = (Amount Requested) X (MVAF)

The Market Value Adjustment Factor (MVAF) is:
- -1

where:
* i is the U.S. Treasury Strip ask side yield as published in The Wall Street Journal on the last business day of the week prior to the date the stated rate of interest was established for the Guarantee Period. The term of i is measured in years and equals the term of the Guarantee Period; and
* j is the U.S. Treasury Strip ask side yield as published in The Wall Street Journal on the last business day of the week prior to the week the Guarantee Period is broken. The term of j equals the remaining term to maturity of the Guarantee Period, rounded up to the higher number of years; and
* N is the number of complete months remaining until maturity.

The Market Value Adjustment will equal 0 if:
* i and j differ by less than .10%; or
* N is less than 6.

If The Wall Street Journal ceases to publish the U.S. Treasury
Strip ask side yield, an alternate source will be used.

The Market Value Adjustment will apply to any Guarantee Period broken six or more months prior to the Guarantee Period Maturity Date in each of the following situations:
* Transfers to another Guarantee Period or Fixed Sub-Account offered under this Contract; or
* Surrenders, partial withdrawals, annuitization or Periodic
Withdrawals; or
* A single sum payment upon death of the Owner or Annuitant.

The Market Value Adjustment will not apply to any Guarantee Period having fewer than 6 months prior to the Guarantee Period Maturity Date in each of the following situations:
* Transfer to another Guarantee Period or Fixed Sub-Account offered under this Contract; or
* Surrenders, partial withdrawals, annuitization or Periodic
Withdrawals; or
* A single sum payment upon death of an Owner or the Annuitant. Transfer Provisions

Can Transfers be made between the Fixed Sub-Accounts?
TRANSFERS
The Owner may make Transfers by Request. The following provisions apply:
(a) At any time prior to the date annuity payments begin, the Owner, by Request, may Transfer all or a portion of the Annuity Account Value among the Fixed Sub-Accounts currently offered by the Company. No Transfers are permitted after the election of a fixed annuity payment option.
(b)  A Transfer will be effective upon the Transaction Date.

(c) A Transfer from Fixed Sub-Accounts will be subject to the terms of the Annuity Account Provisions and the attached Fixed Sub-Account Rider(s), if any. The Annuity Account Value may be Transferred prior to the Guarantee Period Maturity Date. The Market Value Adjustment will be assessed except in the situations described in the Market Value Adjustment Provision.
(d) There is no administrative charge for the first twelve Transfers made in a calendar year. There is a $10 administrative fee for each subsequent Transfer. All Transfers made on a single Transaction Date will be aggregated to count as only one Transfer toward the twelve free Transfers.

Death Benefit Provisions

How is the death benefit paid?
PAYMENT OF DEATH BENEFIT
Upon the death of an Owner or the Annuitant, the death benefit will become payable in accordance with these death benefit provisions following the Company's receipt of a Request, while this Contract is in force.

The amount of the death benefit will be as follows:
If the Owner or Annuitant dies after the date annuity payments commence and before the entire interest has been distributed, the remaining annuity payments will be paid to the Beneficiary under the payment option applicable on the date of death. The Beneficiary will not be allowed to change the method of distribution in effect on the date of the Owner's or Annuitant's death or to elect a new payment option; or

If the Owner or Annuitant dies before the date annuity payments commence, the Company will pay proceeds to the Beneficiary the greater of:
(    the Annuity Account Value with the Market Value Adjustment, if applicable, as of the date Request for payment is received, less Premium Tax, if any; or
(    the sum of Contributions paid, less partial surrenders and
Periodic Withdrawals, less Premium Tax, if any.

When an Owner or the Annuitant dies before the annuity commencement date and a death benefit is payable to a Beneficiary, the death benefit proceeds will remain invested in accordance with the allocation instructions given by the Owner until new allocation instructions are Requested by the Beneficiary or until the death benefit is actually paid to the Beneficiary. The death benefit will be determined as of the date payments commence. Distribution of the death benefit may be Requested to be made as follows (subject to the distribution rules set forth below):

Proceeds from the Fixed Sub-Account(s)
(    payment in a single sum (a Market Value Adjustment may apply);
or
(    payment under any of the annuity options provided under this
Contract (a Market Value Adjustment may apply); or
(    payment on the Guarantee Period Maturity Date (a Market Value
Adjustment will not apply).

DISTRIBUTION RULES
If Annuitant Dies Before Annuity Commencement Date
Upon the death of the Annuitant while the Owner is living, and before the annuity commencement date, the death benefit provided under the Contract will be paid to the Beneficiary unless there is a surviving Contingent Annuitant.

If a Contingent Annuitant was named by the Owner prior to the Annuitant's death, and the Annuitant dies before the annuity commencement date, while the Owner and Contingent Annuitant are living, no death benefit will be payable by reason of the Annuitant's death and the Contingent Annuitant will become the Annuitant.

If a corporation or other non-individual is an Owner, or if the deceased Annuitant is an Owner, the death of the Annuitant will be treated as the death of an Owner and the Contract will be subject to the death of an Owner provisions described below.

Death Benefit Provisions (continued)

If an Owner Dies Before Annuity Commencement Date
If an Owner dies before the annuity commencement date, and such Owner was the Annuitant, the following provisions shall apply:

(1) If there is a Joint Owner (who is the surviving spouse of the deceased Owner) and a Contingent Annuitant, the Joint Owner will become the Owner and the Beneficiary, the Contingent Annuitant will become the Annuitant, and the Contract will continue in force;

(2) If there is a Joint Owner who is the surviving spouse of the deceased Owner but no Contingent Annuitant, the Joint Owner will become the Owner, the Annuitant and the Beneficiary, and may take the death benefit or elect to continue this Contract in force;

(3) In all other cases, the Company will pay the death benefit to the Beneficiary even if a former spouse Joint Owner, the Annuitant and/or the Contingent Annuitant are alive at the time of an Owner's death, unless the sole Beneficiary is the deceased Owner's surviving spouse and the Beneficiary Requests to become the Owner and the Annuitant, and to continue the Contract in force.

If an Owner dies before the annuity commencement date, and such Owner was not the Annuitant, the following provisions shall apply:

(1) If there is a Joint Owner who is the surviving spouse of the deceased Owner, the Joint Owner will become the Owner and Beneficiary and may take the death benefit or elect to continue this Contract in force.

(2) In all other cases, the Company will pay the death benefit to the Beneficiary even if a former spouse Joint Owner, the Annuitant and/or the Contingent Annuitant are alive at the time of the Owner's death, unless the sole Beneficiary is the deceased Owner's surviving spouse and such Beneficiary Requests to become the Owner and the Annuitant and to continue the Contract in force.

To whom and when is the death benefit payable?
Any death benefit payable to the Beneficiary upon an Owner's death will be distributed as follows:

(1) If the Owner's surviving spouse is the person entitled to receive benefits upon the Owner's death, the surviving spouse will be treated as the Owner and will be allowed to take the death benefit or continue the Contract in force.

(2) If a non-spouse individual is the person entitled to receive benefits upon the Owner's death, such individual may elect, not later than one year after the Owner's date of death, to receive the death benefit in either a single sum or payment under any of the variable or fixed annuity options available under the Contract, provided that: (a) such annuity is distributed in substantially equal installments over the life or life expectancy of such Beneficiary; and (b) such distributions begin not later than one year after the Owner's date of death. If no election is received by the Company from an individual non-spouse Beneficiary such that substantially equal installments have begun no later than one year after the Owner's date of death, then the entire amount must be distributed within five years of the Owner's date of death; or

(3) If a corporation or other non-individual entity is entitled to receive benefits upon the Owner's death, the death benefit must be completely distributed within five years of the Owner's date of death.

The death benefit will be determined as of the date the payments commence.

If Annuitant Dies After Annuity Commencement Date
Upon the death of the Annuitant (or any Owner/Annuitant) after the annuity commencement date, any benefit payable must be distributed to the Beneficiary in accordance with and at least as rapidly as under the annuity option then in effect.

If an Owner Dies After Annuity Commencement Date and While the
Annuitant is Living
Upon the death of an Owner after the annuity commencement date and while the Annuitant is living, any benefit payable will continue to be distributed to the Annuitant at least as rapidly as under the annuity option then in effect. All of the Owner's rights granted under the Contract or allowed by the Company will pass to any surviving Joint Owner and, if none, to the Annuitant.

COMPLIANCE WITH CODE SECTION 72(s)
In any event, no payment of benefits provided under the Contract will be allowed that does not satisfy the requirements of Code
Section 72(s), as amended from time to time, and any other applicable federal or state law, rules or regulations. These death benefit provisions will be interpreted and administered in accordance with such requirements.

Surrenders And Partial Withdrawals

Can withdrawals be made from this Contract?
SURRENDER BENEFIT
At any time prior to the date annuity payments commence and subject to the provisions of this Contract, the Owner may surrender this Contract for the Surrender Value which will be computed as of the Transaction Date. The Company will make the distribution, paid in a single sum, as soon as practical after receipt of the Request.

SURRENDER VALUE
The Surrender Value is:
(a) the Annuity Account Value as of the effective date of the surrender; less
(b)  a Market Value Adjustment, if applicable; less
(c)  any Surrender Charge on this transaction.

PARTIAL WITHDRAWALS
The Owner may make a partial withdrawal from the Annuity Account Value at any time, by Request, prior to the date annuity payments commence and subject to the terms of this Contract. A Market Value Adjustment and a Surrender Charge may apply. The minimum partial withdrawal amount is $500. After any partial withdrawal, if the remaining Annuity Account Value is less than $2,000, then a full surrender may be required.

By Request, the Owner must elect the Fixed Sub-Account(s), or a combination of them, from which a partial withdrawal is to be made and the amount to be withdrawn from each sub-account.

The Annuity Account Value will be reduced by the partial withdrawal amount and the Surrender Charge. The partial withdrawal proceeds may be greater than or less than the amount requested, depending on the effect of the Market Value Adjustment.

The following terms apply:
(a) No partial withdrawals are permitted after the date annuity payments commence.
(b) If a partial withdrawal is made within 30 days of the date annuity payments are scheduled to commence, the Company may delay the Payment Commencement Date by 30 days.
(c)  A partial withdrawal will be effective upon the Transaction
Date.
(d) A partial withdrawal from a Fixed Sub-Account may be subject to the Market Value Adjustment Provisions, the Annuity Account Provisions of this Contract, and the terms of the attached Fixed Sub-Account Rider(s), if any.

POSTPONEMENT
In accordance with state law, if the Company receives a Request for surrender or partial withdrawal, the Company may postpone any cash payment for no more than 6 months (30 days in West Virginia).

During the postponement period, the Fixed Sub-Account(s) will continue to earn interest at the annual effective rate applicable to the Guarantee Period (or at the rate applicable to the attached Fixed Sub-Account Riders, if any) that was in effect at the time the Request for surrender or partial withdrawal was made.



Surrender Charge

SURRENDER CHARGE
On any surrender, partial withdrawal, periodic withdrawal, or single sum payment from the Annuity Account, the applicable Surrender Charge will be deducted, except when the Owner elects:
* an annuitization option other than single sum payment; or
* a Periodic Withdrawal Option lasting a minimum of 36 months.

SURRENDER CHARGE AMOUNT
The Surrender Charge will be equal to a percentage of the amount distributed based on the table shown below:
           Years Completed          Percentage of Distribution
         1     3%
     2    2%
     3    1%
     4+   0%

In addition to the Surrender Charge, a Market Value Adjustment, as described in the Annuity Account Provisions, may be applicable to contracts broken prior to the Contract Maturity Date.

Payment Options

How are annuity payment options and the Periodic Withdrawal Option elected?
HOW TO ELECT
The Request of the Owner is required to elect, or change the election of, a payment option and must be received by the Company at least 30 days prior to the Payment Commencement Date.

At any time prior to the Payment Commencement Date, the Owner may Transfer between Fixed Sub-Account options, subject to the Transfer provisions of this Contract.

On the Payment Commencement Date the Annuity Account Value may be applied only to any of the fixed annuity payment options available.

If an option has not been elected within 30 days of the Payment
Commencement Date, the Annuity Account Value will be applied under Fixed Annuity Payment Option 3 to provide payments for life with a guaranteed period of 20 years.

What guidelines apply to annuity payment options?
SELECTION OF PAYMENT OPTIONS
(a) A single sum payment may be elected. If so, the amount to be paid is the Surrender Value.
(b) If a fixed annuity payment option is elected, the amount to be applied is the Annuity Account Value, as of the Payment Commencement Date, plus a Market Value Adjustment, if applicable, less Premium Tax, if any.
(c) The minimum amount that may be withdrawn from the Annuity Account Value to purchase an annuity payment option is $2,000. If the amount is less than $2,000, the Company may pay the amount in a single sum subject to the Partial Withdrawal provision. Payments may be elected to be received on any of the following frequency periods: monthly, quarterly, semi-annually, or annually.
(d) Payments to be made under the annuity payment option selected must be at least $50. The Company reserves the right to make the payments using the most frequent payment interval which produces a payment of not less than $50.
(e) The maximum amount that may be applied under any annuity payment option is $1,000,000, unless prior approval is obtained from the Company.
(f) For information on electing periodic withdrawals, refer to the Periodic Withdrawal Option section on the following page.

What fixed annuity payment options are available?
FIXED ANNUITY PAYMENT OPTIONS
The guaranteed annuity table is based on mortality from the 1983
Table (a) for Individual Annuity Valuation and a guaranteed interest rate of 2 1/2% per year. The Company may offer a better rate than the guaranteed rate shown.

The following fixed annuity payment options are available:
(a)  Option 1:  Income of Specified Amount
     An annuity payment at 12-, 6-, 3-, or 1-month intervals, of an amount elected by the Owner for an Annuity Payment Period of not more than 240 months. Upon death of the Annuitant, the Beneficiary will begin to receive the remaining payments at the same interval that was elected by the Owner. See Table B.
(b)  Option 2:  Income for a Specified Period
     An annuity payment at 12-, 6-, 3-, or 1-month intervals, for the number of months elected, for an Annuity Payment Period of not more than 240 months. Upon death of the Annuitant, the Beneficiary will begin to receive the remaining payments at the same interval that was elected by the Owner. See Table B.
(c)  Option 3: Fixed Life Annuity with Guaranteed Period
     Payments for the guaranteed Annuity Payment Period elected which may be 5, 10, 15, or 20 years or the lifetime of the Annuitant whichever is longer. Upon death of the Annuitant, any amounts remaining payable under this payment option will be paid to the Beneficiary. See Table A.
(d)  Option 4:  Fixed Life Annuity
     Monthly payments for the Annuitant's lifetime, without a guaranteed period. See Table A.
(e)  Option 5:  Any Other Form
     Any other form of annuity which is acceptable to the Company.

Payment Options (continued)

What guidelines apply to Periodic Withdrawals?
PERIODIC WITHDRAWAL OPTION
The Owner must Request that all or part of the Annuity Account Value be applied to a Periodic Withdrawal Option. Premium Tax, if applicable, will be deducted before applying the amount Requested. While Periodic Withdrawals are being received:
* a Market Value Adjustment applies to Periodic Withdrawals from Guarantee Periods 6 or more months prior to maturity;
* the Owner may keep the same Fixed Sub-Accounts as were in force before Periodic Withdrawals began;
* Charges and fees under this Contract continue to apply;
(    the Owner may continue to exercise all contractual rights that are available prior to electing a payment option, except that no Contributions may be made;
(    if a partial withdrawal is made from a Fixed Sub-Account, the
Market Value Adjustment, if applicable, will be applied;
* Guarantee Periods renew into the shortest Guarantee Period then available.

HOW TO ELECT PERIODIC
WITHDRAWALS
The Request of the Owner is required to elect, or change the election of, the Periodic Withdrawal Option. The Owner must
Request:
    the withdrawal frequency of either 12-, 6-, 3-, or 1-month intervals;
    a withdrawal amount; a minimum of $100 is required;
    the calendar month, day, and year on which withdrawals are to begin;
    one Periodic Withdrawal Option; and
    the allocation of withdrawals from the Fixed Sub-Account(s) as follows:
     1) Prorate the amount to be paid across all Fixed Sub-Accounts in proportion to the assets in each sub-account; or
     2) Select the Fixed Sub-Account(s) from which withdrawals will be made.

The Owner may elect to change the withdrawal option and/or frequency once each calendar year.

Periodic Withdrawals will cease on the earlier of the date:
* the amount elected to be paid under the option selected has been reduced to zero;
* the Annuity Account Value is zero;
* the Owner Requests that withdrawals stop;
* the Owner purchases an annuity option; or
* of death of an Owner or the Annuitant.

PERIODIC WITHDRAWAL OPTIONS
AVAILABLE
The Owner must elect one of these 5 withdrawal options:
1) Income for a Specified Period for at least thirty-six (36) months - The Owner elects the duration over which withdrawals will be made. The amount paid will vary based on the duration; or
2) Income of a Specified Amount for at least thirty-six (36) months - The Owner elects the dollar amount of the withdrawals. Based on the amount elected, the duration may vary; or
3) Interest Only - The withdrawals will be based on the amount of interest credited to the Fixed Sub-Account(s) between each withdrawal. Available only if 100% of the account value is invested in the Fixed Sub-Account; or
4) Minimum Distribution - If this is an IRA Contract, the Owner may Request minimum distributions as specified under Internal Revenue Code 401(a)(9); or
5)   Any Other Form for a period of at least thirty-six (36) months
- - Any other form of periodic withdrawal which is acceptable to the Company.




     TABLE A - Life Annuity

     FEMALE

     Monthly Payment for Each $1,000

     of Annuity Account Value




     Without   With Guaranteed Period
Age of    Guaranteed     5    10   15   20
Annuitant Period    Years     Years     Years     Years
     20   2.61 2.61 2.61 2.61 2.61
     21   2.63 2.63 2.63 2.63 2.63
     22   2.65 2.65 2.65 2.64 2.64
     23   2.67 2.67 2.66 2.66 2.66
     24   2.69 2.69 2.68 2.68 2.68
     25   2.71 2.71 2.70 2.70 2.70
     26   2.73 2.73 2.72 2.72 2.72
     27   2.75 2.75 2.75 2.74 2.74
     28   2.77 2.77 2.77 2.77 2.76
     29   2.79 2.79 2.79 2.79 2.79
     30   2.82 2.82 2.82 2.81 2.81
     31   2.84 2.84 2.84 2.84 2.83
     32   2.87 2.87 2.87 2.86 2.86
     33   2.90 2.90 2.89 2.89 2.89
     34   2.93 2.93 2.92 2.92 2.91
     35   2.96 2.96 2.95 2.95 2.94
     36   2.99 2.96 2.98 2.98 2.97
     37   3.02 3.02 3.02 3.01 3.00
     38   3.05 3.05 3.05 3.04 3.04
     39   3.09 3.09 3.09 3.08 3.07
     40   3.13 3.13 3.12 3.12 3.10
     41   3.17 3.16 3.16 3.15 3.14
     42   3.21 3.21 3.20 3.19 3.18
     43   3.25 3.25 3.24 3.23 3.22
     44   3.30 3.29 3.29 3.28 3.26
     45   3.34 3.34 3.33 3.32 3.30
     46   3.39 3.39 3.38 3.37 3.35
     47   3.44 3.44 3.43 3.42 3.39
     48   3.50 3.50 3.49 3.47 3.44
     49   3.56 3.55 3.54 3.52 3.49
     50   3.62 3.61 3.60 3.58 3.54

     Without   With Guaranteed Period
Age of    Guaranteed     5    10   15   20
Annuitant Period    Years     Years     Years     Years
     51   3.68 3.68 3.66 3.64 3.59
     52   3.75 3.74 3.73 3.70 3.65
     53   3.82 3.81 3.79 3.76 3.71
     54   3.89 3.88 3.86 3.83 3.77
     55   3.97 3.96 3.94 3.90 3.83
     56   4.05 4.04 4.02 3.97 3.89
     57   4.14 4.13 4.10 4.05 3.96
     58   4.23 4.22 4.19 4.13 4.03
     59   4.33 4.32 4.28 4.21 4.10
     60   4.44 4.42 4.38 4.30 4.17
     61   4.55 4.53 4.48 4.39 4.24
     62   4.67 4.65 4.59 4.48 4.31
     63   4.79 4.77 4.70 4.58 4.39
     64   4.93 4.90 4.82 4.68 4.46
     65   5.07 5.04 4.95 4.78 4.53
     66   5.23 5.19 5.09 4.89 4.61
     67   5.39 5.35 5.23 5.00 4.68
     68   5.57 5.52 5.38 5.11 4.74
     69   5.76 5.71 5.53 5.23 4.81
     70   5.96 5.90 5.70 5.34 4.87
     71   6.19 6.11 5.87 5.46 4.93
     72   6.43 6.34 6.05 5.57 4.98
     73   6.69 6.58 6.24 5.68 5.03
     74   6.97 6.84 6.43 5.79 5.07
     75   7.28 7.12 6.63 5.90 5.11
     76   7.61 7.41 6.83 5.99 5.14
     77   7.97 7.73 7.04 6.09 5.17
     78   8.36 8.06 7.24 6.17 5.19
     79   8.78 8.42 7.44 6.24 5.21
     80   9.24 8.79 7.64 6.31 5.22



If payments commence on any other date than the exact age of the Annuitant as shown above, the amount of the monthly payment shall be determined by the Company on the actuarial basis used in determining the above amounts.








     TABLE A - Life Annuity

     MALE

     Monthly Payment for Each $1,000

     of Annuity Account Value




     Without   With Guaranteed Period
Age of    Guaranteed     5    10   15   20
Annuitant Period    Years     Years     Years     Years
     20   2.72 2.72 2.72 2.72 2.71
     21   2.74 2.74 2.74 2.74 2.73
     22   2.76 2.76 2.76 2.76 2.75
     23   2.79 2.78 2.78 2.78 2.78
     24   2.81 2.81 2.81 2.80 2.80
     25   2.83 2.83 2.83 2.83 2.82
     26   2.86 2.86 2.86 2.85 2.85
     27   2.89 2.88 2.88 2.88 2.87
     28   2.91 2.91 2.91 2.91 2.90
     29   2.94 2.94 2.94 2.93 2.93
     30   2.97 2.97 2.97 2.96 2.95
     31   3.00 3.00 3.00 2.99 2.98
     32   3.04 3.03 3.03 3.03 3.01
     33   3.07 3.07 3.07 3.06 3.05
     34   3.11 3.10 3.10 3.09 3.08
     35   3.14 3.14 3.14 3.13 3.11
     36   3.18 3.18 3.18 3.17 3.15
     37   3.22 3.22 3.22 3.21 3.19
     38   3.27 3.28 3.26 3.25 3.23
     39   3.31 3.31 3.30 3.29 3.27
     40   3.36 3.36 3.35 3.33 3.31
     41   3.41 3.41 3.40 3.38 3.35
     42   3.46 3.46 3.45 3.43 3.39
     43   3.52 3.51 3.50 3.48 3.44
     44   3.57 3.57 3.56 3.53 3.49
     45   3.63 3.63 3.61 3.58 3.54
     46   3.70 3.69 3.67 3.64 3.59
     47   3.76 3.75 3.73 3.69 3.64
     48   3.83 3.82 3.80 3.76 3.69
     49   3.90 3.89 3.87 3.82 3.75
     50   3.98 3.97 3.94 3.88 3.81

     Without   With Guaranteed Period
Age of    Guaranteed     5    10   15   20
Annuitant Period    Years     Years     Years     Years
     51   4.05 4.04 4.01 3.95 3.86
     52   4.14 4.12 4.09 4.02 3.93
     53   4.22 4.21 4.17 4.10 3.99
     54   4.32 4.30 4.25 4.17 4.05
     55   4.41 4.39 4.34 4.25 4.11
     56   4.51 4.50 4.44 4.33 4.18
     57   4.62 4.60 4.54 4.42 4.25
     58   4.74 4.72 4.64 4.51 4.31
     59   4.86 4.84 4.75 4.60 4.38
     60   5.00 4.96 4.87 4.69 4.45
     61   5.14 5.10 4.99 4.79 4.51
     62   5.29 5.25 5.12 4.89 4.58
     63   5.45 5.40 5.25 4.99 4.65
     64   5.62 5.57 5.39 5.09 4.71
     65   5.81 5.74 5.54 5.20 4.77
     66   6.00 5.93 5.69 5.30 4.83
     67   6.21 6.12 5.85 5.41 4.88
     68   6.44 6.33 6.01 5.51 4.93
     69   6.68 6.55 6.18 5.61 4.98
     70   6.94 6.79 6.35 5.71 5.02
     71   7.21 7.03 6.52 5.80 5.06
     72   7.51 7.29 6.70 5.90 5.09
     73   7.82 7.57 6.88 5.98 5.12
     74   8.16 7.86 7.06 6.08 5.15
     75   8.52 8.16 7.24 6.14 5.17
     76   8.90 8.48 7.42 6.21 5.19
     77   9.32 8.81 7.59 6.27 5.21
     78   9.77 9.16 7.76 6.33 5.22
     79   10.24     9.52 7.93 6.38 5.24
     80   10.75     9.90 8.09 6.43 5.24







If payments commence on any other date than the exact age of the Annuitant as shown above, the amount of the monthly payment shall be determined by the Company on the actuarial basis used in determining the above amounts.







                         TABLE B   -    Income of Specified Amount
                              -    Income for a Specified Period

     Payment for Each $1,000

     of Annuity Account Value



     Years     Monthly   Quarterly Semi-Annually  Annually
     1    84.28     252.32    503.09    1,000.00
     2    42.66     127.72    254.65    506.17
     3    28.79     86.19     171.85    341.60
     4    21.86     65.44     130.47    259.33
     5    17.70     52.99     105.65    210.00
     6    14.93     44.69     89.11     177.12
     7    12.95     38.77     77.30     153.65
     8    11.47     34.33     68.45     136.07
     9    10.32     30.88     61.58     122.40
     10   9.39 28.13     56.08     111.47
     11   8.64 25.87     51.59     102.54
     12   8.02 24.00     47.85     95.11
     13   7.49 22.41     44.69     88.83
     14   7.03 21.06     41.98     83.45
     15   6.64 19.88     39.64     78.80
     16   6.30 18.86     37.60     74.73
     17   6.00 17.95     35.79     71.15
     18   5.73 17.15     34.20     67.97
     19   5.49 16.43     32.77     65.13
     20   5.27 15.79     31.48     62.58






If payments are for an amount or duration different than that outlined above, the Company will determine the proper amount or duration using the actuarial basis used to determine the above amounts.






THIS PAGE IS INTENTIONALLY LEFT BLANK




The Schwab Fixed Annuity(



Distributed by:
Charles Schwab & Co., Inc.
PO Box 7666
San Francisco, CA  94188-7666
[st1]






FLEXIBLE PREMIUM FIXED DEFERRED ANNUITY APPLICATION

Please complete and sign this application (including the Arbitration
Agreement) and return it in the enclosed postage paid envelope.
Please take a moment to review the application to make sure all sections are completed and you have signed where indicated.

Thank You!







Have Questions?
Call Us!

Schwab Annuity Service Center
1-800-838-0650

6:30am - 4:00 pm, Monday-Friday Pacific Time














J424app             2602(9/96)     ( 1996 Charles Schwab & Co.,
Inc.   Member NYSE/SIPC   All Rights Reserved

The Schwab Fixed Annuity(


Distributed by:
Charles Schwab & Co., Inc.
PO Box 7666
San Francisco, CA  94188-7666


[st2]
1. Who will own the annuity? The Owner is the person entitled to all rights under the annuity. If the Owner is a Trust, additional forms may be required and certain restrictions may apply. Call the Schwab Annuity Service Center at 1-800-838-0650 for assistance.



     Name (First/Middle/Last)


     Home Address


     City      State     Zip



Birth Date          Male/Female


Social Security/Tax I.D. Number

(         )         (    )
Daytime Telephone Number      Evening Telephone Number



2. Who will be the Joint Owner? This is optional, and only a spouse may be a Joint Owner of this annuity. If this is an IRA, a Joint Owner cannot be named.




     Name (First/Middle/Last)


     Home Address


     City      State     Zip



Birth Date          Male/Female


Social Security/Tax I.D. Number

(         )         (    )
Daytime Telephone Number      Evening Telephone Number




3. Primary Annuitant. The Annuitant is the person on whose life the annuity payments are based. The Annuitant must be age 90 or younger. If the Annuitant and the Owner are the same, check the appropriate box below and skip to question #5.


(         Same as Owner    or     (     The person listed below


     Name (First/Middle/Last)


     Home Address


     City      State     Zip




Birth Date          Male/Female


Social Security/Tax I.D. Number

(         )         (    )
Daytime Telephone Number      Evening Telephone Number




4. Contingent Annuitant. This is optional. The Contingent Annuitant is the person who will become the Annuitant upon the death of the Primary Annuitant. The Contingent Annuitant must be age 90 or younger. If the Contingent Annuitant and the Owner are the same, check the appropriate box below and skip to question #5.


(         Same as Owner    or     (     The person listed below


     Name (First/Middle/Last)


     Home Address


     City      State     Zip




Birth Date          Male/Female


Social Security/Tax I.D. Number

(         )         (    )
Daytime Telephone Number      Evening Telephone Number




J424app            2602(9/96)     ( 1996 Charles Schwab & Co., Inc.
 Member NYSE/SIPC   All Rights Reserved             Page 1
(Continued on Next Page)



FLEXIBLE PREMIUM FIXED DEFERRED ANNUITY APPLICATION (continued)
5. Beneficiary(ies). Who would you like to receive the benefits payable upon the death of the Owner or Annuitant (as applicable)? You may name a person, a trust, a charity, or other entity as Beneficiary. You may name one or more Beneficiaries, indicating the percentage for each (whole percentages only). If you need additional space, please use a separate sheet.



Name  (First/Middle/Last)     Social Security No.
Birth Date          Percentage


Name  (First/Middle/Last)     Social Security No.
Birth Date          Percentage


Name  (First/Middle/Last)     Social Security No.
Birth Date          Percentage

          Must = 100%

6. Citizenship Status. Is each individual named on this application a citizen of the United States?

( YES                 ( NO   If "No" give details below.

Name(s)                                    Country of Legal
Residence           Country of Citizenship

7. Will this annuity replace a life insurance policy or annuity that you currently own? State law requires that you provide this information when you replace a life insurance or annuity contract with another.

( YES, this will replace the life insurance policy or annuity
listed below.            ( NO, this will NOT replace another life
insurance policy or annuity.


Name of Insurance Company Being Replaced     Policy Number

8. When would you like periodic withdrawals or annuity payments to begin? If you want payments to begin on a certain date, indicate the month and year. If no date is indicated, annuity payments will begin on the first day of the month of the Annuitant's 91st birthday.

     I would like the payments to begin on (month)
(year)         .    ( Periodic Withdrawals  OR
                              ( Annuity Payments

9.  Are you currently a Schwab customer?

     (    YES, My account number is      .   (  NO, I am not
currently a Schwab customer.

10. How will you pay for this annuity? Minimum initial contribution is $5,000. Subsequent minimum contributions are $500, $100 if paid through an Automatic Contribution Plan. To establish an Automatic Contribution Plan, please call the Schwab Annuity
Service Center for appropriate forms.
     For non-IRA's:

     (    Check is attached.  (Make check payable to Great-West
Life & Annuity Insurance Company)

     (    Transfer $            from my Schwab brokerage account as
listed in #9 above.

     (    Transfer the entire balance from my existing annuity or
life insurance policy.  (Complete enclosed Absolute
          Assignment/Replacement forms.)

     For IRA's:

     (    Check is attached for a new IRA for tax year(s):       .
(Make check payable to Great-West Life & Annuity
                    Insurance Company.)

     (    Transfer funds from my existing IRA annuity or other
qualified plan.  (Complete enclosed IRA rollover/transfer form.)

11. Compliance Information. The Securities Exchange Act of 1934 requires that we have reasonable grounds to believe, based upon the information provided by you, that your investment selections are suitable given your objectives and financial situation. Please answer the following questions relating to the suitability of your investment choices.


Overall Investment Objective
( Capital Preservation
( Income
( Growth
( Speculation

Federal Income Tax Bracket
( 15%
( 28%
( 31% or more

Annual Income
( Under $15,000
( $15,000 to $24,999
( $25,000 to $49,999
( $50,000 to $99,999
( $100,000 or more

Liquid Net Worth
( Under $15,000
( $15,000 to $49,999
( $50,000 to $99,999
( $100,000 or more

J424app            2602(9/96)     ( 1996 Charles Schwab & Co., Inc.
 Member NYSE/SIPC   All Rights Reserved             Page 2
(Continued on Next Page)

FLEXIBLE PREMIUM FIXED DEFERRED ANNUITY APPLICATION (continued)
12. How would you like to allocate your payment? You may either choose one investment option from the list below or combine your payment among several. Please write the name of each Guarantee Period you choose and specify either the dollar amount or whole percentage of your contribution for each one you select. This section must be completed for your application to be processed.

     Eligible Guarantee Period     Allocation % or Dollar Amount


%
OR
$

%
OR
$

%
OR
$

%
OR
$

%
OR
$

%
OR
$

TOTAL
=100%
OR
$


Fixed Sub-Accounts


Investment Objective

Fixed Sub-Account chosen for specified term, subject to Market
Value Adjustment.


Eligible Guarantee Periods

Guarantee Period Fund - 1 Year     Guarantee Period Fund - 6 Years
Guarantee Period Fund - 2 Years    Guarantee Period Fund - 7 Years
Guarantee Period Fund - 3 Years    Guarantee Period Fund - 8 Years
Guarantee Period Fund - 4 Years    Guarantee Period Fund - 9 Years
Guarantee Period Fund - 5 Years    Guarantee Period Fund - 10 Years





13. Signatures      (  Please send me a copy of the Statement of
Additional Information to the prospectus.

     I understand that I am applying for a Flexible Premium Fixed Deferred Annuity, Contract Form J424, issued by Great-West Life & Annuity Insurance Company. I declare that all statements made on this application are true to the best of my knowledge and belief.
I acknowledge receipt of the prospectus for the fixed annuity contract. I believe the contract is suitable for my retirement and insurance needs. I understand that amounts allocated to a Fixed Sub-Account may be subject to a Market Value Adjustment which may result in positive or negative adjustments to amounts payable under the contract.

I hereby direct that my telephone instructions to the Schwab Annuity Service Center be honored for transactions unless otherwise notified by me in writing. I understand that telephone calls may be recorded to monitor the quality of service I receive and to verify contract transaction information. If a transfer from my Schwab brokerage account is indicated in Section 10, I authorize Schwab to transfer the amount specified. I certify under penalty of perjury that the taxpayer identification numbers listed on this application are correct. The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.


Owner's Signature        Date


          Joint Owner's Signature (if applicable) Date


For Internal Use Only
Do you have reason to believe the annuity applied for will replace any insurance or annuity with us or any other company?

     ( yes     ( no
Signature (if required)



     Rep Code       Source Code         Date



J424app            2602(9/96)     ( 1996 Charles Schwab & Co., Inc.
 Member NYSE/SIPC   All Rights Reserved                  Page 3
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